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Exhibit 10.2

SECOND AMENDMENT TO

2005 EQUITY INCENTIVE PLAN

        WHEREAS, the board of directors and sole stockholder of Iggys House, Inc., a Delaware corporation (the "Corporation") previously adopted the BuySide, Inc. 2005 Equity Incentive Plan (the "Plan"); and

        WHEREAS, the name of the Corporation changed to Iggys House, Inc. as of March 9, 2007;

        NOW THEREFORE, the Plan is hereby amended as follows:

        (1)   The name of the Plan is changed to the Iggys House, Inc. 2005 Equity Incentive Plan.

        (2)   Wherever the phrase "BuySide, Inc." appears in the Plan, it is replaced by the phrase "Iggys House, Inc."

        Dated as of March 29, 2007

FIRST AMENDMENT TO

2005 EQUITY INCENTIVE PLAN

        WHEREAS, as of April 11, 2005, the board of directors and sole stockholder of BuySide Realty, Inc., a Delaware corporation (the "Corporation") adopted the BuySide Realty, Inc. 2005 Equity Incentive Plan (the "Plan"); and

        WHEREAS, the name of BuySide Realty, Inc., a Delaware corporation, was changed to BuySide, Inc. as of July 1, 2005;

        NOW THEREFORE, the Plan is hereby amended as follows:

        (1)   The name of the Plan is changed to the BuySide, Inc. 2005 Equity Incentive Plan.

        (2)   Wherever the phrase "BuySide Realty, Inc." appears in the Plan, it is replaced by the phrase "BuySide, Inc."

        Dated as of July 1, 2007

BUYSIDE REALTY, INC.

2005 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

        The purpose of the BuySide Realty, Inc. 2005 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

SECTION 2. DEFINITIONS

        Certain terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1   Administration of the Plan

        The Plan shall be administered by the Board. All references in the Plan to the "Plan Administrator" shall be to the Board.

3.2   Administration and Interpretation by Plan Administrator

        (a)   Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee comprised of members of the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (iv) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (v) delegate ministerial duties to such of the Company's employees as it so determines; and (vi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

        (b)   The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's working less than full-time shall be determined by the Company's HR Officer or, with respect to directors or executive officers, by the Board, whose determination shall be final.

        (c)   Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1   Authorized Number of Shares

        Subject to adjustment from time to time as provided in Section 14.1, a maximum of Three Million Five Hundred Thousand (3,500,000) shares of Common Stock shall be available for issuance under the

Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2   Share Usage

        (a)   Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

        (b)   The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

        (c)   Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be treated as the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be treated as Participants.

        (d)   Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

        An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6. AWARDS

6.1   Form, Grant and Settlement of Awards

        The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2   Evidence of Awards

        Awards granted under the Plan shall be evidenced by a written, including an electronic, agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3   Deferrals

        The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4   Dividends and Distributions

        Participants may, if the Plan Administrator so determines, be credited with dividends paid with respect to shares underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1   Grant of Options

        The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2   Option Exercise Price

        The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options except in the case of Substitute Awards.

7.3   Term of Options

        Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4   Exercise of Options

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5   Payment of Exercise Price

        The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator, in its sole discretion, for that purchase, which forms may (if acceptable to the Plan Administrator, in its sole discretion) include:

          (a)   cash;

          (b)   check or wire transfer;

          (c)   if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

          (d)   such other consideration as the Plan Administrator may permit.

7.6   Effect of Termination of Service

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

          (a)   Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

          (b)   Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of

              (i)  if the Participant's Termination of Service occurs for reasons other than Retirement, Disability or death, the date that is three months after such Termination of Service;

             (ii)  if the Participant's Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

            (iii)  the last day of the Option Term (the "Option Expiration Date").

  Notwithstanding the foregoing, if a Participant dies after the Participant's Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

          (c)   A Participant's change in status from an employee to a nonemployee director, consultant, advisor or independent contractor or a change in status from a nonemployee director, consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

        Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1   Dollar Limitation

        To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2   Eligible Employees

        Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3   Exercise Price

        The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4   Option Term

        Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5   Exercisability

        An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6   Taxation of Incentive Stock Options

        In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

        A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7   Code Definitions

        For the purposes of this Section 8, "disability," "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1   Grant of Stock Appreciation Rights

        The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone ("freestanding"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Plan Administrator or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2   Payment of SAR Amount

        Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1    Grant of Stock Awards, Restricted Stock and Stock Units

        The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2    Vesting of Restricted Stock and Stock Units

        Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3    Waiver of Restrictions

        Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

        Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.

SECTION 12. WITHHOLDING

        The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

        The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer's minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 13. ASSIGNABILITY

        No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 14. ADJUSTMENTS

14.1    Adjustment of Shares

        In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

        Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2    Dissolution or Liquidation

        To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3    Change of Control

  14.3.1    Effect of a Change of Control

        Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, all outstanding Awards shall become fully and immediately exercisable or payable and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, in each case immediately prior to the Change of Control, except to the extent that the instrument evidencing a particular the Award provides otherwise, or unless such Awards are not Restricted Stock and are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may (unless the Plan Administrator shall determine otherwise at the time of grant with respect to a particular Option or Stock Appreciation Right), instead provide that a Participant's outstanding Options shall terminate upon consummation of such Change of Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs.

  14.3.2    Assumption or Substitution

        For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Change of Control an option or right confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

14.4    Further Adjustment of Awards

        Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Subject to Sections 14.2 and 14.3, such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5    No Limitations

        The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6    Fractional Shares

        In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15. STOCKHOLDER'S AGREEMENT

        The Plan Administrator may in his sole discretion, at the time of grant of any specific Award, make the effectiveness of such Award contingent on the Participant signing a Stockholder's Agreement.

SECTION 16. MARKET STANDOFF

        In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period for a particular underwritten public offering extend longer than comparable "lockup" period (as extended from time to time) generally imposed on Company stockholders who sign a "lockup" agreement with one or more of such underwriters in connection with such offering. The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company's initial public offering.

        In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to any shares issued pursuant to an Award granted under the Plan shall be immediately subject to the provisions of this Section 16, to the same extent such shares are at such time covered by such provisions.

        In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 17. AMENDMENT AND TERMINATION

17.1    Amendment, Suspension or Termination

        The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

17.2    Term of the Plan

        The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3    Consent of Participant

        The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1    No Individual Rights

        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

        Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18.2    Issuance of Shares

        Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

        As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend may be stamped on stock certificates evidencing such shares, indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel (satisfactory to the Company, in its sole discretion) is provided by the transferor stating that such transfer is not in violation of any applicable law. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

        To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3    Indemnification

        Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4    No Rights as a Stockholder

        Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5    Compliance With Laws and Regulations

        In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

18.6    Participants in Other Countries or Jurisdictions

        Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgement of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7    No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8    Successors

        All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9    Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10    Choice of Law and Venue

        The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Illinois.

18.11    Legal Requirements

        The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

        The effective date of this Plan is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

        "Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

        "Acquisition Price" means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change of Control in respect of a share of Common Stock.

        "Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is common control with, the specified person.

        "Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Stock" means the common stock, par value $.001 per share, of the Company.

        "Company" means BuySide Realty, Inc., a Delaware corporation.

        "Change of Control," unless otherwise defined in the instrument evidencing the Award, means consummation of (i) a bona fide transfer or series of related transfers of shares (by any means, including without limitation by sale of stock, merger, exchange of shares) of capital stock of the Company to any person or Group that is not an Affiliate of the Company in which, or as a result of which, such person or Group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company to any person or Group that is not an Affiliate of the Company.

        Where a series of related transactions is treated as a Change of Control, the date of such Change of Control shall be the date on which the last of such transactions is consummated.

        "Disability," unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's HR Officer or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

        "Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" means (i) the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or (ii) if the Common Stock is publicly traded, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

        "Grant Date" means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

        "Group" means any group or syndicate that would be considered a "person" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

        "HR Officer" means any co-Chief Executive Officer, President or chief human resources officer of the Company, or any person performing the function of the chief human resources officer of the Company.

        "Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.

        "including", "include", "includes" and words of similar import shall be construed broadly as if followed by the phrase "without limitation".

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means a right to purchase Common Stock granted under Section 7.

        "Option Expiration Date" has the meaning set forth in Section 7.6.

        "Option Term" means the maximum term of an Option as set forth in Section 7.3.

        "Participant" means any Eligible Person to whom an Award is granted.

        "Plan" means the BuySide Realty, Inc. 2005 Equity Incentive Plan.

        "Plan Administrator" has the meaning set forth in Section 3.1.

        "Related Company" means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

        "Restricted Stock" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

        "Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "retirement" as defined for purposes of the Plan by the Plan Administrator or the Company's chief HR Officer or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Stock Appreciation Right" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

        "Stock Award" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

        "Stock Unit" means an Award denominated in units of Common Stock granted under Section 10.

        "Stockholder's Agreement "means a management stockholder's agreement or employee stockholder's agreement with the Company, in each case in form and substance satisfactory to the Plan Administrator in its sole discretion. In each case, such an agreement may (among other things) include any one or more of the following provisions: (i) right of first refusal, (ii) tag-along rights, (iii) drag-along rights, (iv) repurchase rights, and (v) restrictions on transfer, including transfers after an initial public offering.

        "Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

        "Successor Company" means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

        "Termination of Service" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's HR Officer or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be treated as occurring if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

        "Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

IGGYS HOUSE, INC.
STOCK OPTION GRANT NOTICE
2005 EQUITY INCENTIVE PLAN

        Iggys House, Inc., a Delaware corporation (the "Company"), hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's 2005 Equity Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (per Share):
Option Expiration Date:	(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	Nonqualified Stock Option
Vesting and Exercisability Schedule:	1/4th of the shares subject to the Option will vest and become exercisable on each one-year anniversary of the Vesting Commencement Date.

Additional Terms/Acknowledgement:    The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

IGGYS HOUSE, INC.	PARTICIPANT
Signature
By:
Its:
Date:
Attachments: 1. Stock Option Agreement 2. 2005 Equity Incentive Plan	Address:
Taxpayer ID:

IGGYS HOUSE, INC.
2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

        Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Iggys House, Inc. has granted you an Option under its 2005 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of the Option are as follows:

        1.    Vesting and Exercisability.    Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company and the unvested portion of the Option will terminate.

        2.    Securities Law Compliance.    Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        3.    Method of Exercise.    You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by wire transfer of immediately available funds; (d) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board; or (e) by any other method permitted by the Plan Administrator.

        4.    Market Standoff.    By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer set forth in the Plan.

        5.    Treatment Upon Termination of Employment or Service Relationship.    The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Company for any reason ("Termination of Service"). You may exercise the vested portion of the Option as follows:

          (a)    General Rule.    You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

          (b)    Retirement or Disability.    If your employment or service relationship terminates due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.

          (c)    Death.    If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

  It is your responsibility to be aware of the date the Option terminates.

        6.    Limited Transferability.    During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator.

        7.    Withholding Taxes.    As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

        8.    Option Not an Employment or Service Contract.    Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

        9.    No Right to Damages.    You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of the Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

        10.    Binding Effect.    This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

BUYSIDE REALTY, INC.
RESTRICTED STOCK AWARD AGREEMENT

        THIS AGREEMENT (the "Agreement") is made as of                         (the "Grant Date") between BuySide Realty, Inc., a Delaware corporation (BuySide Realty, Inc. and its subsidiaries are referred to collectively as the "Company"), and                        (the "Employee").

        WHEREAS, the Company desires to grant the Employee shares of its common stock, par value $.001 per share ("Shares"), subject to certain restrictions as set forth in this Agreement (the "Restricted Stock Award"), pursuant to the Buyside Realty, Inc. 2005 Equity Incentive Plan (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and

        WHEREAS, the Committee provided for in the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Shares of common stock provided for herein to the Employee as an incentive for increased efforts during his/her term of office with the Company.

        WHEREAS, as of the date hereof, the Company and Employee are entering into a Employee Stockholder's Agreement (the "Employee Stockholder's Agreement");

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Grant of Restricted Stock.    Subject to the terms and conditions of the Plan and the Employee Stockholder's Agreement, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee a restricted stock award of                         (                        ) Shares (the "Restricted Stock"). The Restricted Stock shall vest in accordance with Section 3 hereof.

        Purchase Price.    The purchase price for the Restricted Stock shall be                        ($    ) per Share. The aggregate purchase price ("Aggregate Purchase Price") for the Restricted Stock shall be                        ($            ).

        Vesting.    The Restricted Stock shall be unvested on the Grant Date. The Restricted Stock shall vest in accordance with the following schedule:

Vesting Date	Portion of Restricted Stock That Vests
25%
25%
25%
25%

provided in each case, however, that Restricted Stock will vest on any vesting date only if, as of such date, Employee has been continuously employed by the Company at all times since the Grant Date. Notwithstanding the foregoing, the Restricted Stock shall vest immediately prior to the closing for any Change of Control, if Employee is then employed by the Company. As used herein, "Change of Control" means (i) a bona fide transfer or series of related transfers of Shares to any person or Group that is not an affiliate of the Company in which, or as a result of which, such person or Group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company. As used herein, "Group" means any group or syndicate that would be considered a "person" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. As used herein, an "affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is common control with, the specified person.

        Forfeiture.    Upon the termination of Employee's employment with the Company, any then unvested Shares of Restricted Stock shall automatically, without any payment and without any further action on the part of any person, be forfeited by Employee.

        Certificates.    Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Employee's name on the stock transfer books of the Company promptly after the date hereof. No certificates shall be issued for fractional shares.

        Rights as a Stockholder.    The Employee shall be the record owner of the Restricted Stock, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Stock.

        Legend on Certificates.    The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by Section 5 shall bear the legend set forth in the Employee Stockholder's Agreement and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        Transferability.    To the extent that the Restricted Stock is then unvested, Employee shall not transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock. In addition, the Restricted Stock may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of the Employee Stockholder's Agreement.

        Employment by the Company.    Nothing contained in this Agreement or in any other agreement entered into by the Company and the Employee contemporaneously with the execution of this Agreement (i) shall be deemed to obligate the Company or any Subsidiary to employ the Employee in any capacity whatsoever, or (ii) shall prohibit or restrict the Company from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, and the Employee hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee's employment or continued employment by the Company.

        Change in Capitalization.    Except upon the occurrence of a Change in Control, if the Company shall be reorganized or otherwise restructured, or consolidated or merged with another entity at any time at which any Shares of Restricted Stock are then unvested, any stock, securities or other property exchangeable for such Shares pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby.

        Withholding.    Employee shall pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including the payment to the Company upon the vesting of the Restricted Stock (or such earlier or later date as may be applicable under Section 83 of the Code) or other settlement in respect of the Restricted Stock of all such taxes and requirements. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company's counsel (including, without limitation, withholding vested Shares otherwise deliverable to the Employee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes. The Employee is advised to seek his/her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

        Limitation on Obligations.    The Company's obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of the Company's obligations under this Agreement. In addition, the Company shall not be liable to the Employee for damages relating to any delays in issuing the share certificates to him/her (or his/her designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

        Securities Laws.    Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

        Governing Law.    The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

        Restricted Stock Award Subject to Plan.    The Restricted Stock Award shall be subject to the terms and provisions of the Plan and the Employee Stockholder's Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement and the Employee Stockholder's Agreement, the terms of the Employee Stockholder's Agreement shall control.

        Signature in Counterparts.    This Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

        Copy of Plan.    By execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
BUYSIDE REALTY, INC.
By:
Its:
EMPLOYEE:

QuickLinks

SECOND AMENDMENT TO 2005 EQUITY INCENTIVE PLAN
FIRST AMENDMENT TO 2005 EQUITY INCENTIVE PLAN
BUYSIDE REALTY, INC. 2005 EQUITY INCENTIVE PLAN
SECTION 1. PURPOSE
SECTION 2. DEFINITIONS
SECTION 3. ADMINISTRATION
SECTION 4. SHARES SUBJECT TO THE PLAN
SECTION 5. ELIGIBILITY
SECTION 6. AWARDS
SECTION 7. OPTIONS
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
SECTION 9. STOCK APPRECIATION RIGHTS
SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS
SECTION 11. OTHER STOCK OR CASH-BASED AWARDS
SECTION 12. WITHHOLDING
SECTION 13. ASSIGNABILITY
SECTION 14. ADJUSTMENTS
SECTION 15. STOCKHOLDER'S AGREEMENT
SECTION 16. MARKET STANDOFF
SECTION 17. AMENDMENT AND TERMINATION
SECTION 18. GENERAL
SECTION 19. EFFECTIVE DATE
APPENDIX A
IGGYS HOUSE, INC. STOCK OPTION GRANT NOTICE 2005 EQUITY INCENTIVE PLAN
IGGYS HOUSE, INC. 2005 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT
BUYSIDE REALTY, INC. RESTRICTED STOCK AWARD AGREEMENT